Exhibit 99.(c)(4)

Presentation to the Special Committee of the Board of Directors of Loyal Regarding Project Honor January 28, 2007

Table of Contents Special Committee of the Board of Directors of Loyal Regarding Project Honor 1. Overview of Offer 2. Public Market Trading Perspective 3. Valuation Analysis

Overview of Offer

1 Overview of Offer Timeline: Summary of Key Events Date Event September 11, 2006 Loyal receives letter from Mr. Doug Becker, CEO of the Company, and certain founders of Sterling Partners, indicating an interest in taking Loyal private at $55.00 per share The letter included a “highly confident” debt financing letter from Goldman Sachs Mid-September, 2006 Loyal form s the Special Committee The Special Committee selects Morgan Stanley and Merrill Lynch as financial advisors September 22, 2006 The Special Committee requests that Mr. Becker withdraw his letter Early October, 2006 The Special Committee communicates to Mr. Becker a structured process to allow him to pursue a potential acquisition of the Company Mr. Becker communicates to the Special Committee his intentions to partner with additional investors and submit a new bid October - December, 2006 Mr. Becker approaches over 40 separate potential equity investors with Special Committee approval Early / Mid - December , 2006 On December 6, Mr. Becker submits a new letter expressing interest at $56.50 per share The offer is rejected by the Special Committee On December 14, Mr. Becker submits a revised letter proposing $59.25 per share The offer is rejected by the Special Committee The Special Committee communicates to Mr. Becker that it could support a proposal o f $62.00 per share December 19, 2006 Mr. Becker submits a letter stating that he and his Consortium could not get to the $62.00 offer suggested by the Special Committee The special Committee advises Mr. Becker to submit his “best and final” offer December 27 , 200 6 Mr. Becker submits a “best and final ” bid of $60.50 per share (10% higher than initial proposal) January 5, 2007 Loyal’s Special Committee and independent director s authorize Mr. Becker and his Consortium to proceed to a fully diligenced and financed offer on the basis of $60.50 per share

2 Overview of Offer Transaction Values and Multiples Offer and Transaction Values Implied Offer Premiums Transaction Multiples ____________________ Note: Dollars in millions, except per share data. (1) Based on 51.426 million basic shares outstanding, 0.586 million restricted shares and 5.236 million options in-the-money at the offer price with a weighted average exercise price of $24.41. (2) Net debt and minority interest assumed at December 31, 2006 includes $468 million of debt, $62 million of minority interest, and $ 125 million of cash. (3) EBITDA, EBIT and EPS post SFAS 123R equity compensation expense. (4) Source: Loyal Management Base Case. (5) Average of Strayer, ITT and DeVry. (6) Transaction multiples for EDMC; figures represent then current and forward multiples as of March 2006. (7) Assumes 2007 EPS at 20% tax rate rather than current estimate of 10%. Offer Price Per Share $60.50 Total Loyal Share & Options Outstanding(1) 57.248 Gross Offer Value $3,464 Less: Options Proceeds(1) (128) Net Offer Value $3,336 Plus: Net Debt and Minority Interest Assumed(2) 406 Transaction Value $3,741 Stock Offer Price $60.50 Market (1/25/07) $53.92 12.2% Unaffected Price (1/4/07) 49.15 23.1% 1 Month Average (Prior to 1/5/07) 50.38 20.1% 3 Month Average (Prior to 1/5/07) 50.86 19.0% 6 Month Average (Prior to 1/5/07) 48.45 24.9% 1 Year Average (Prior to 1/5/07) 48.13 25.7% Unaffected Price Loyal 1/4/07 Offer Key Public EDMC EBITDA(3) Results(4) $49.15 $60.50 Comparables(5) Transaction(6) FY 2006E $211 14.6x 17.7x -- 11.6x FY 2007E 272 11.4 13.7 13.4x -- EBIT(3) FY 2006E $150 20.7x 25.0x -- 15.3x FY 2007E 196 15.8 19.1 16.4x -- P/E(3) FY 2007E $2.46 20.0x 24.6x 26.1x 27.6x FY 2008E 3.18 15.5 19.0 -- -- FY 2007E $2.11 23.3 28.6x 26.1x 27.6x (Tax Adjusted)(7)

3 Overview of Offer Summary Sources & Uses of Funds (Dollars in Millions) ____________________ Note: Sources & Uses as provided by Consortium (figures may not tie to analysis presented herein). (1) LTM EBITDA as of 3/31/07 expected to be $243 million according to Consortium materials presented to the Special Committee and its advisors in December 2006. (2) Roll-over equity from Doug Becker and Steven Taslitz. Sources Uses % of Debt / Amount Sources EBITDA (1) Amount Existing Cash on Balance Sheet $91 2.2% Purchase of Equity $3,313 Refinanced Debt 208 Debt Rollover Debt 224 Rollover Debt $224 5.5% 0.9x Minimum Cash Balance 20 Bank Debt 395 9.7% 1.6 Excess Cash to Fund Capex / Acquisitions 162 Senior Unsecured Notes 282 6.9% 1.2 Fees and Expenses 145 Senior Unsecured PIK Toggle Notes 470 11.5% 1.9 Senior Subordinated Notes 329 8.1% 1.4 Total Debt $1,700 41.7% 7.0x Equity New Equity Sponsors $2,165 53.2% Roll-over Equity(2) 116 2.8% Total Equity $2,281 56.0% Total Sources $4,072 100.0% Total Sources $4,072

4 Overview of Offer Summary Equity Commitments (Dollars in Millions) ____________________ (1) Consortium Sources & Uses chart bifurcates Citi equity funding into two categories: “Citi Private Equity” for $175 million and “Citi Bridge” for $250 million. (2) Roll-over equity from Doug Becker and Steven Taslitz. (1) (2) Equity Investor Amount % of Total Citigroup Private Equity $425 18.6% KKR 400 17.5% SAC Capital Partners 350 15.3% Caisse de Depot 250 11.0% Bregal Investments 200 8.8% Moore Capital 200 8.8% Makena Capital 100 4.4% Torreal S.A. 100 4.4% SPG Partners 50 2.2% Sterling Capital 50 2.2% Southern Cross Capital 40 1.8% Total Commitments for New Equity $2,165 94.9% Roll-over Equity 116 5.1% Total Equity $2,281 100.0%

Public Market Trading Perspective

5 Enterprise Value ($mm) 2007 EBITDA Multiple 2007 P/E Public Market Trading Perspective Selected Trading Multiples and Metrics (1) ____________________ Source: Wall Street research. (1) As of January 25, 2007, excluding Loyal which is based off unaffected price of January 4, 2007. (2) Long-term EPS growth rate. Source: Factset. PEG 2.28 1.51 1.81 1.51 1.26 1.49 0.87 1.11 1.07 Loyal ROIC second lowest in sector Increasingly viewed as important performance metric by equity research community Wall Street research does not expect a near-term improvement in metric or free cash conversion Growth 13.8% 18.8% 15.3% 17.4% 18.7% 13.5% 22.8% 16.6% 15.6% Historical ROIC (2) 13.9x 13.6x 12.8x 12.2x 9.6x 8.7x 8.6x 7.8x 6.9x 0.0x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x 16.0x STRA ESI DV Loyal COCO UTI APOL CECO LINC 31.4x 28.4x 27.7x 26.3x 23.6x 20.2x 19.7x 18.5x 16.7x 0.0x 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x 35.0x UTI DV COCO STRA ESI CECO Loyal LINC APOL $6,618 $3,104 $3,092 $2,244 $1,907 $1,500 $1,142 $593 $335 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 APOL ESI Loyal CECO DV STRA COCO UTI LINC 62.2% 32.2% 30.7% 21.0% 17.6% 11.8% 10.5% 9.2% 3.5% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% APOL ESI STRA CECO UTI COCO LINC Loyal DV

6 Public Market Trading Perspective Loyal Historical Stock Performance Loyal: $53.92 (+1.1%) 9/11/06: $55.00 / share offer submitted 12/6/06: $56.50 / share offer submitted 8/18/06: Acquires remainder of Chilean operations 12/27/06: $60.50 / share offer submitted 1/5/07: $60.50 / share offer accepted 4/2706: Announces Q1 Results 7/20/06: Announces Q2 Results 2/27/06: Announces 2005 Year End Results 10/19/06: Announces Q3 Results 12/14/06: $59.25 / share offer submitted $ / Share ____________________ Source: Factset and Wall Street research. (1) Price target adjusted up 3.4%, or $2.00 per share to $60.00 on 1/19/07. (1) Since 1/5/07 Stock Price +9% Increase / Decrease in Buy Recommendation - - Price Target Changes (+) 1 (–) - - $35.00 $40.00 $45.00 $50.00 $55.00 $60.00 1/25/06 3/6/06 4/16/06 5/26/06 7/6/06 8/15/06 9/25/06 11/4/06 12/15/06 1/25/07

7 Public Market Trading Perspective Selected Equity Research Commentary Highlights Considerations Loyal is one of our top long-term growth ideas. We see 20 – 25% medium term EPS growth, in a unique, non-cyclical business model. Morgan Stanley, 1/19/07 Loyal’s growth prospects remain solid, with the education market outside the US expected to double over the next 25 years. Citigroup, 12/19/06 Management meetings bolster confidence in [Loyal] growth outlook William Blair, 12/15/06 [Turkey] partnership may be used by the company as a gateway to further acquisition in Southern Europe and Middle East BMO Capital Markets, 11/22/06 We view the [Turkey] announcement positively we expect revenue to remain solid driven by growth in existing markets management expects 50-100bps in margin expansion Robert W. Baird, 11/22/06 Loyal continues to generate inferior returns to invested capital and incremental invested capital 8.2% [3Q06] 12.4% in 3Q05 and a peer group average of 36% Bank of America, 1/22/07 A major component of Loyal’s growth strategy is acquisitions. While Loyal’s management has demonstrated the ability to manage the integration acquisitions add uncertainty and complexity to the story Loyal has to manage political regime changes and potential impact to regulatory environment Robert W. Baird, 11/22/06 We believe that Loyal’s plan to continue to debt finance its acquisition strategy is a risk to monitor Lehman Brothers, 10/22/06 The Company is increasingly turning to partnerships in various locals as a way of mitigating risks [partnerships] create some risk in terms of performance of the partner Signal Hill, 9/27/06

8 Public Market Trading Perspective Price & Trading Volume – Since 9/8/2006 ____________________ Note: As of close January 25, 2007. (1) Education Services Index includes: APOL, CECO, COCO, DV, ESI, LINC, STRA & UTI. Education Services(1): (+3.4%) Loyal: $53.92 (+14.8%) 9/11/06: $55.00 / share offer submitted 12/6/06: $56.50 / share offer submitted 12/14/06: $59.25 / share offer submitted 12/27/06: $60.50 / share offer submitted 1/5/07: $60.50 / share offer accepted $ / Share Trading Volume (in ‘000s) Average: 268.820 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $55.00 $60.00 $65.00 9/8/06 9/23/06 10/9/06 10/24/06 11/9/06 11/24/06 12/10/06 12/25/06 1/10/07 1/25/07 0 250 500 750 1,000

9 Public Market Trading Perspective Price & Trading Volume – Since 1/3/2007 ____________________ As of close January 25, 2007. (1) Education Services Index includes: APOL, CECO, COCO, DV, ESI, LINC, STRA & UTI. Average Loyal Daily Trading Volume 1/3/2007 – 1/25/2007: 376,492 shares Education Services(1): (+3.3%) Loyal: $53.92 (+10.5%) 1/5/07: $60.50 / share offer accepted $ / Share Trading Volume (in ‘000s) Average: 376.492 $45.00 $47.50 $50.00 $52.50 $55.00 1/3/07 1/4/07 1/5/07 1/8/07 1/9/07 1/10/07 1/11/07 1/12/07 1/16/07 1/17/07 1/18/07 1/19/07 1/22/07 1/23/07 1/24/07 1/25/07 384 239 440 691 313 429 496 322 370 329 201 250 264 220 612 462 0 250 500 750 1,000

10 Call Option Trading Volume (1) Public Market Trading Perspective ____________________ As of close January 25, 2007. (1) Includes aggregate trading volume (in thousands) for call options with expiration in January / February ’07, and strike price of $45, $50 and $55. Source: Factset. 9/11/06: $55.00 / share offer submitted 12/14/06: $59.25 / share offer submitted 12/27/06: $60.50 / share offer submitted 1/5/07: $60.50 / share offer accepted 12/6/06: $56.50 / share offer submitted $ / Share Call Option Trading Volume (‘000s) Average Option Trading Volume: 6-Month 8,330 12/27/06 – 1/5/07: 30,813 1/5/07 – 1/25/07: 35,640 $42.00 $44.00 $46.00 $48.00 $50.00 $52.00 $54.00 $56.00 0 50 100 150 200 250 9/8/06 9/29/06 10/20/06 11/10/06 12/1/06 12/22/06 1/12/07 1/25/07

Valuation Analysis

Valuation Analysis Summary Valuation Equity Value Per Share ____________________ (1) As of January 4, 2006. (2) 52 week range prior to January 4, 2007. (3) Figure post FAS 123 Expense. (4) EBITDA figure pre FAS 123 expense. (5) Assumes $468 million of debt and due to shareholders of acquired companies, $62 million of minority interest and $125 million of cash per management guidance, 51.426 million basic shares outstanding, 0.586 million restricted shares and 5.236 million options in-the-money at the offer price with a weighted average exercise price of $24.41. Discounted at Equity Cost of Capital of 14% Discount Rate: 12% – 14% Terminal Value: 10.0x – 12.0x(5) Leverage of 7.0x 2011 Exit EBITDA Multiple Range of 10.0x – 12.0x 25% Equity Returns 11.5x – 13.5x 2006 EBITDA of $218mm(4)(5) $5.00(3) $5.08(3) $5.70(3) 2010 EPS at 2009 Forward P/E Multiples of 17.0x – 19.0x Discounted at 14% 19.0x – 21.0x 2007E EPS of $2.46(3) $2.60(3) Metric / Multiples / Methodology Discounted Future Share Price Public Comparables Discounted Cash Flow Analysis Leveraged Buyout Analysis 11 Unaffected Price(1): $49.15 Offer: $60.50 (2) $62.00 $51.00 $92.17 $74.69 $73.08 $65.16 $64.12 $46.46 $54.64 $51.59 $54.39 $55.22 $52.00 $44.00 $69.43 $57.52 $65.39 $58.30 $57.37 $38.63 $49.44 $46.67 $46.49 $40.52 20.00 40.00 60.00 80.00 $100.00 52 Week High/Low Discounted Equity Research Price Targets Base Case Acquisition Case Acquisition Comparables "Vision for 2010" Base Case Acquisition Case Base Case Acquisition Case Base Case Acquisition Case

Valuation Analysis

Financial Projections – Base Case

(Dollars in Millions, Except Per Share Amounts)

	2006E	2007E	2008E	2009E	2010E	2011E	'06 - '11 CAGR
		Projected Fiscal Year Ending December 31,					
Income Statement:							
Revenue	$1,145	$1,307	$1,489	$1,758	$2,046	$2,349	15.5%
%- Growth	*30.8%*	*14.2%*	*13.9%*	*18.1%*	*16.4%*	*14.8%*	
EBITDA Pre FAS 123 Exp.	$218	$280	$338	$429	$520	$592	22.2%
%- Margin	*19.0%*	*21.4%*	*22.7%*	*24.4%*	*25.4%*	*25.2%*	
EBIT	$156	$204	$245	$317	$385	$466	24.5%
%- Margin	*13.6%*	*15.6%*	*16.5%*	*18.1%*	*18.8%*	*19.9%*	
Tax Rate	14.2%	9.0%	10.0%	10.0%	10.0%	10.0%	
Tax Rate Including Distribution Taxes	14.2%	9.0%	10.0%	10.0%	10.0%	10.0%	
Net Income Post FAS 123	$112	$133	$178	$244	$301	$370	27.1%
EPS Post FAS 123 Exp.	**$2.10**	**$2.46**	**$3.18**	**$4.24**	**$5.08**	**$6.05**	**23.6%**
% - Growth	*21.0%*	*17.0%*	*29.4%*	*33.5%*	*19.8%*	*19.1%*	
Cash Flow							
D&A		$77	$93	$112	$135	$126	
Minority Interest (incl. Dividend Upon Distribution)		21	22	20	24	30	
Change in WC and Other		(39)	(11)	(11)	(11)	(12)	
Non-Cash Stock Comp and LTIP		13	14	(31)	14	14	
Capex		(199)	(213)	(206)	(226)	(250)	
Acquisitions		0	0	0	0	0	
Deferred Consideration for Acquisitions		(3)	(21)	(23)	0	(8)	
Free Cash Flow		**13**	**87**	**133**	**241**	**282**	
% of Revenue		*1.0%*	*5.8%*	*7.5%*	*11.8%*	*12.0%*	
% of Net Income		*9.4%*	*49.0%*	*54.2%*	*80.0%*	*76.2%*	

Source: Loyal management estimates; note 2006E revised to reflect latest management estimates and 2007E D&A and LTIP modified slightly since January 5 presentation due to management guidance.

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Valuation Analysis

Financial Projections – Acquisitions Case

(Dollars in Millions, Except Per Share Amounts)

	Projected Fiscal Year Ending December 31,						'06 - '11
	2006E	2007E	2008E	2009E	2010E	2011E	CAGR
Income Statement:							
Revenue	$1,145	$1,464	$1,794	$2,247	$2,699	$3,134	22.3%
%- Growth	*30.8%*	*27.9%*	*22.5%*	*25.3%*	*20.1%*	*16.1%*	
EBITDA Pre FAS 123 Exp.	$218	$317	$410	$547	$682	$795	29.6%
%- Margin	*19.0%*	*21.7%*	*22.9%*	*24.3%*	*25.3%*	*25.4%*	
EBIT	$156	$230	$295	$397	$494	$604	31.0%
%- Margin	*13.6%*	*15.7%*	*16.5%*	*17.7%*	*18.3%*	*19.3%*	
Tax Rate	14.2%	9.0%	10.0%	10.0%	10.0%	10.0%	
Tax Rate Including Distribution Taxes	14.2%	9.0%	10.0%	20.8%	14.1%	10.0%	
Net Income Post FAS 123	$112	$141	$199	$242	$338	$445	31.9%
EPS Post FAS 123 Exp.	**$2.10**	**$2.60**	**$3.55**	**$4.21**	**$5.70**	**$7.28**	**28.2%**
% - Growth	*21.0%*	*23.9%*	*36.6%*	*18.4%*	*35.5%*	*27.8%*	

Cash Flow					
	2007E	2008E	2009E	2010E	2011E
D&A	$87	$115	$149	$188	$192
Minority Interest (incl. Dividend Upon Distribution)	24	30	16	35	56
Change in WC and Other	(39)	(11)	(11)	(11)	(12)
Non-Cash Stock Comp and LTIP	13	14	(31)	14	14
Capex	(229)	(266)	(289)	(327)	(359)
Acquisitions	(130)	(100)	(100)	(50)	0
Deferred Consideration for Acquisitions	(3)	(21)	(23)	0	(8)
Free Cash Flow	**(125)**	**(15)**	**(0)**	**199**	**339**
% of Revenue	*(8.5%)*	*(0.8%)*	*(0.0%)*	*7.4%*	*10.8%*
% of Net Income	*(88.4%)*	*(7.4%)*	*(0.2%)*	*58.8%*	*76.3%*

Source: Loyal management estimates; note 2006E revised to reflect latest management estimates and 2007E D&A and LTIP modified slightly since January 5 presentation due to management guidance.

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14 Valuation Analysis Potential Projection “Opportunities” and “Threats” Projection Opportunities Projection Threats Increasing global awareness of “Return on Education” helping drive growing participation rates Geographic expansion New (e.g., China-2007 and India-2010) Within existing (e.g., Mexico) Leveraging of US-centric online expertise into non-US markets Expanded use of blended programs and shared curriculum (Walden Online/dual-degree) New programs and degrees/program replication Specialized accreditations Expanded branding Enhanced use of management contracts to enter relatively higher risk markets (e.g., Turkey) Addition of “lower-priced” brands (e.g., UPRO) in current and new markets Execution risks of running a global education services company Management “band-width” constraints Country specific operating, regulatory and political risks Online business Ability to continue to successfully target, purchase and integrate acquisitions at attractive prices Capital intensity of business model Low ROIC in absolute and relative terms Government education incentives (e.g., student loans) less pervasive outside US Limits participation rate expansion potential Caps price increase potential Enhanced competition by other well-capitalized, private and public competitors E.g., public institutions, Apollo Group, EDMC, Kaplan, private equity, etc.

15 Valuation Analysis Equity Research Price Targets ____________________ Note: Only includes analysts with recently released price targets. (1) Assumes an equity discount rate of 14%. PV of Target Target EPS Estimates Date Firm / Analyst Rating Price Price (1) 2006E 2007E 01/22/07 Banc of America Securities / Block Neutral $55.00 $48.25 $2.02 $2.50 01/22/07 Stifel Nicolaus and Company, Incorporated / Herman Buy 62.00 54.39 2.00 2.50 01/19/07 Morgan Stanley / Gutek Overweight 60.00 52.63 2.03 2.60 01/10/07 BMO Capital Markets U.S. / Silber Out Perform 55.00 48.25 2.03 2.47 12/19/06 Citigroup / Beland Hold 57.00 50.00 1.99 2.42 11/22/06 Robert W. Baird & Co. / Junker Out Perform 60.00 52.63 2.00 2.50 10/20/06 Lehman Brothers Equity Research / Bisbee Neutral 53.00 46.49 1.98 2.46 10/20/06 SunTrust Robinson Humphrey Capital Markets / Hughes Buy 58.00 50.88 2.00 2.41 10/20/06 Piper Jaffray / Marostica Out Perform 60.00 52.63 2.04 2.49 10/20/06 Credit Suisse / Dobell Out Perform 60.00 52.63 1.92 2.50 Average $58.00 $50.88 $2.00 $2.49 Minimum $53.00 $46.49 $1.92 $2.41 Maximum $62.00 $54.39 $2.04 $2.60 First Call (1/25/07) $2.01 $2.49

16 Valuation Analysis Public Comparables Analysis (Dollars in Millions, Except Per Share Amounts) ____________________ Source: Company filings, press releases, Wall Street research, and Factset. (1) Loyal based on unaffected stock price on January 4, 2007. (1) Share Price % 52 Week Equity Enterprise EBITDA Multiple P/E Multiple EPS P/E - to - Growth Company 1/25/07 High Value Value CY 2006 CY 2007 CY 2006 CY 2007 Growth CY 2006 CY 2007 $41.21 68.9% $7,211 $6,618 8.6x 8.6x 16.7x 16.7x 15.6% 1.07x 1.07x 27.44 64.4% 2,675 2,244 7.2 7.8 17.9 20.2 13.5% 1.32 1.49 13.55 88.2% 1,189 1,142 10.5 9.6 29.5 27.7 15.3% 1.93 1.81 28.75 96.2% 2,052 1,907 15.8 12.8 38.6 28.4 18.8% 2.05 1.51 76.01 99.0% 3,312 3,104 15.4 13.6 27.9 23.6 18.7% 1.49 1.26 11.98 64.9% 313 335 7.7 6.9 20.2 18.5 16.6% 1.22 1.11 110.31 92.8% 1,623 1,500 16.4 13.9 30.8 26.3 17.4% 1.77 1.51 22.24 59.0% 635 593 9.7 8.7 24.7 31.4 13.8% 1.79 2.28 Maximum 16.4x 13.9x 38.6x 31.4x 18.8% 2.1x 2.3x Mean 11.4x 10.2x 25.8x 24.1x 16.2% 1.6x 1.5x Median 10.1x 9.1x 26.3x 25.0x 16.1% 1.6x 1.5x Minimum 7.2x 6.9x 16.7x 16.7x 13.5% 1.1x 1.1x LOYAL $49.15 89.0% $2,686 $3,092 15.0x 12.2x 24.5x 19.7x 22.8% 1.07x 0.87x

17 Acquisition Comparables Analysis $89 $230 $50 $310 $56 $116 $3,145 $98 $516(3) Transaction Value ($mm) Date Acquiror / Target Kaplan Inc. / Financial Training Co. DeVry / Ross Univ. Corinthian / Career Choices Career Ed. / Whitman Educ. Education Management / South Univ. ____________________ Source: Public documents and SDC database. (1) Education transactions greater than $50 million in transaction value and for control since January 1, 2003. (2) Transaction currently pending. (3) Based on offer price of $8.00 per share and net debt of $161.3 million. Providence & GS Capital / Education Management Avg. 11.3x Liberty Partners / Concorde Career Colleges Valuation Analysis 3/03 3/03 4/03 5/03 6/03 6/03 3/06 6/06(2) 9/06(2) Selected Education Acquisitions(1) Education Management / American Education Sterling Capital / Educate 8.4x 14.9x 10.5x 12.4x 12.1x 11.7x 14.1x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x 16.0x 8.4x 14.9x 10.5x 12.4x 9.0x 9.9x 11.6x 12.2x 12.8x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x 16.0x 8.4x 14.9x 10.5x 12.4x 12.1x 11.7x 14.1x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x 16.0x

18 Comparison of Loyal to EDMC (Dollars in Millions, Except Per Share Amounts) Valuation Analysis ____________________ (1) EDMC figures as of March 3, 2006, last trading day prior to transaction announcement; LTM figures as of December 31, 2005. (2) 3 year projected revenue growth from research. (3) As of March 3, 2006. (4) As of January 4, 2007. EDMC (1) Loyal Enrollment Growth - LTM 9.5% 26.8% Revenue Growth - LTM 16.5% 49.2% Street Base Case Acq. Case Revenue Growth - Projected (2) 12.4% 15.4% 15.5% 22.3% LTM Revenue $1,096 $1,131 LTM EBITDA 254 205 % Margin 23.1% 18.2% Street Base Case Acq. Case EPS Growth - Projected 20.0% 22.8% 23.6% 28.2% U.S. / Canada Revenue as % of Total 100.0% 21.0% Capex as % of Revenue - LTM 6.0% 16.4% FCF as % of Revenue - LTM 14.4% (4.5%) ROIC 15.4% 9.2% Tax Rate 39.9% 14.2% Multiples Trading (3) Transaction Trading (4) Offer LTM EBITDA 9.8x 11.6x 15.1x 18.0x LTM EBIT 12.9 15.3 20.6 24.6 LTM EBITDA - CapEx 12.3 14.6 66.0 79.0 Forward P/E 23.8 27.6 19.7 24.3 Forward P/E/G 1.19x 1.38x 0.87x 1.07x Premium to Current -- 15.9% -- 23.1%

19 “Vision for 2010”(1) P/E/G Ratios Implied by P/E Multiples Future Stock Price Analysis Future Stock Price Analysis $5.00 EPS in 2010 Growth rates through 2010: 18% - 20% revenue growth 13% - 15% enrollment growth 100+ bps annual margin improvement 25% EPS growth 2010 – 2015 EPS growth: 15% - 20% ____________________ (1) Source: Based on management guidance to Wall Street as part of “Vision for 2010”. Valuation Analysis EPS CAGRS 25.0% 22.0% 20.0% 17.5% 15.0% 13.0x 0.52x 0.59x 0.65x 0.74x 0.87x 15.0x 0.60x 0.68x 0.75x 0.86x 1.00x 17.0x 0.68x 0.77x 0.85x 0.97x 1.13x 19.0x 0.76x 0.86x 0.95x 1.09x 1.27x 21.0x 0.84x 0.95x 1.05x 1.20x 1.40x P/E RATIO "Vision for 2010" (1) : 2010 EPS of $5.00 2010 Forward P/E Multiple $5.00 13.0x 15.0x 17.0x 19.0x 21.0x 13.0% $45.05 $51.98 $58.91 $65.84 $72.77 14.0% 43.87 50.62 57.37 64.12 70.87 15.0% 42.74 49.31 55.89 62.46 69.04 Base Case (Limited Acquisitions): 2010 EPS of $5.08 2010 Forward P/E Multiple $5.08 13.0x 15.0x 17.0x 19.0x 21.0x 13.0% $45.78 $52.82 $59.86 $66.90 $73.95 14.0% 44.58 51.44 58.30 65.16 72.02 15.0% 43.43 50.11 56.79 63.47 70.16 Acquisitions Case: 2010 EPS of $5.70 2010 Forward P/E Multiple $5.70 13.0x 15.0x 17.0x 19.0x 21.0x 13.0% $51.34 $59.24 $67.14 $75.03 $82.93 14.0% 50.00 57.69 65.39 73.08 80.77 15.0% 48.71 56.20 63.69 71.19 78.68 Discount Rate Discount Rate Discount Rate

20 Valuation Analysis Illustrative Future Stock Price Tax Rate Sensitivity Assumes 14% Discount Rate Base Case Acquisitions Case $57.64 $67.36 $73.08 $49.31 $57.24 $65.16 $51.57 $60.27 $65.39 $44.12 $51.21 $58.30 40.00 50.00 60.00 70.00 $80.00 2010 Tax Rate 14% 20% 30% 2010 EPS (Post FAS 123) $5.70 $5.25 $4.49

21 Discounted Cash Flows Analysis – Base Case ____________________ Note: Dollars in millions, except per share data. Source: Loyal Management Base Case. (1) Includes seller notes issued to owners of acquired targets and minority interest. (2) Cash flow discounted back to December 31, 2006. (3) Cash flow discounted back to December 31, 2006. Based on 2011E Post FAS 123 EBITDA of $587 million. (4) Assumes $468 million of debt and due to shareholders of acquired companies, $62 million of minority interest and $125 million of cash per Management guidance. (5) Based on 51.426 million basic shares outstanding, 0.586 million restricted shares and 5.236 million options in-the-money at the offer price with a weighted average exercise price of $24.41. Valuation Analysis Discounted PV of Terminal Value as a Cash Flows Multiple of 2011E EBITDA (3) Enterprise Value Discount Rate 2007E - 2011E (2) 10.0x 11.0x 12.0x 10.0x 11.0x 12.0x 12.0% $556 $3,331 $3,664 $3,997 $3,887 $4,221 $4,554 12.5% 547 3,258 3,584 3,909 3,805 4,131 4,457 13.0% 539 3,186 3,505 3,824 3,725 4,044 4,362 13.5% 530 3,117 3,428 3,740 3,647 3,959 4,270 14.0% 522 3,049 3,354 3,659 3,571 3,876 4,181 Less: Net Debt & Equity Value Equity Value Per Share (5) Discount Rate Minority Interest (4) 10.0x 11.0x 12.0x 10.0x 11.0x 12.0x 12.0% ($406) $3,482 $3,815 $4,148 $63.05 $68.87 $74.69 12.5% (406) 3,399 3,725 4,051 61.61 67.30 73.00 13.0% (406) 3,319 3,638 3,957 60.21 65.78 71.35 13.5% (406) 3,241 3,553 3,865 58.85 64.29 69.74 14.0% (406) 3,165 3,470 3,775 57.52 62.85 68.17 + = + =

22 Discounted Cash Flows Analysis – Acquisitions Case Valuation Analysis ____________________ Note: Dollars in millions, except per share data. Source: Loyal Management Acquisitions Case. (1) Includes seller notes issued to owners of acquired targets and minority interest. (2) Cash flow discounted back to December 31, 2006. (3) Cash flow discounted back to December 31, 2006. Based on 2011E Post FAS 123 EBITDA of $790 million. (4) Assumes $468 million of debt and due to shareholders of acquired companies, $62 million of minority interest and $125 million of cash per Management guidance. (5) Based on 51.426 million basic shares outstanding, 0.586 million restricted shares and 5.236 million options in-the-money at the offer price with a weighted average exercise price of $24.41. Discounted PV of Terminal Value as a Cash Flows Multiple of 2011E EBITDA (3) Enterprise Value Discount Rate 2007E - 2011E (2) 10.0x 11.0x 12.0x 10.0x 11.0x 12.0x 12.0% $172 $4,485 $4,933 $5,382 $4,657 $5,106 $5,554 12.5% 166 4,386 4,825 5,263 4,552 4,991 5,429 13.0% 160 4,290 4,719 5,148 4,450 4,879 5,308 13.5% 154 4,196 4,616 5,036 4,350 4,769 5,189 14.0% 148 4,105 4,516 4,926 4,253 4,663 5,074 Less: Net Debt & Equity Value Equity Value Per Share (5) Discount Rate Minority Interest (4) 10.0x 11.0x 12.0x 10.0x 11.0x 12.0x 12.0% ($406) $4,252 $4,700 $5,149 $76.50 $84.34 $92.17 12.5% (406) 4,146 4,585 5,024 74.66 82.32 89.99 13.0% (406) 4,044 4,473 4,902 72.87 80.37 87.86 13.5% (406) 3,944 4,364 4,783 71.13 78.46 85.79 14.0% (406) 3,847 4,258 4,668 69.43 76.60 83.77 + = + =

23 Valuation Analysis Illustrative DCF Terminal Tax Rate Sensitivity Base Case Acquisitions Case ____________________ (1) Assumes terminal year tax rate changed to “Tax Rate in Perpetuity”; additional implied tax amount grown at 3% in perpetuity and discounted at 13%. Offer: $60.50 Tax Rate in Perpetuity (1) 10.0% 20.0% 30.0% Delta to Model Tax Rate 0.0% 10.0% 20.0% Terminal Value Impact (2011) $0 ($475) ($950) Value Deduct (1) 0 (258) (516) Value Deduct Per Share $0.00 ($4.51) ($9.01)

24 WACC Analysis Valuation Analysis ____________________ (1) Historical spread between the long bond and the S&P 500. (2) Source: Merrill Lynch Beta Book, December 2006. (3) Book Value of Net Debt to Market Value of Equity. (4) Unlevered Beta equals (Levered Beta/(1 + ((1 - Tax Rate) * Debt/Equity))). Assumes Beta of debt equals zero. (5) Unlevered Return equals (Estimated Future Risk Free Rate + (Unlevered Beta * Risk Premium)). (6) Levered Cost of Equity equals (Estimated Future Risk Free Rate + (Levered Beta * Risk Premium) + Beta-Adj. Size Premium). (7) WACC equals ((Net Debt/Capitalization * (Cost of Debt * (1 - Tax Rate))) + (Equity/Capitalization * Levered Cost of Equity)). (1) (3) (4) (6) (7) (2) (5) Macroeconomic Assumptions Ten Year Government Bond Yield at 1/25/07 4.87% Historical Risk Premium 7.10% Estimated Future Market Return 11.97% Mid-Cap Premium 1.02% Levered Marginal Net Debt to Unlevered Levered Unlevered Comparable Companies Beta Tax Rate Equity Beta Return Return Apollo 0.24 39.8% 0.0% 0.24 6.6% 6.6% Career Education 0.38 38.5% 0.0% 0.38 7.6% 7.6% Corinthian Colleges 0.62 38.7% 0.0% 0.62 9.3% 9.3% DeVry University 0.74 38.2% 0.0% 0.74 10.1% 10.1% ITT 0.68 38.4% 0.0% 0.68 9.7% 9.7% Lincoln Educational Services 0.41 40.7% 6.9% 0.39 7.8% 7.7% Strayer 0.50 39.4% 0.0% 0.50 8.4% 8.4% UTI 1.00 37.5% 0.0% 1.00 12.0% 12.0% 38.9% 0.9% 0.57 8.9% 8.9% Loyal 1.33 38.9% 15.1% 1.22 14.3% 13.5% Capital Structures Net Debt/ Net Debt/ Levered Cost of Equity at Various Unlevered Beta and Capital Structures Capitalization Equity 0.550 0.725 0.900 1.075 1.250 0.0% 0.0% 9.8% 11.0% 12.3% 13.5% 14.8% 5.0% 5.3% 9.9% 11.2% 12.5% 13.8% 15.0% 10.0% 11.1% 10.1% 11.4% 12.7% 14.0% 15.4% 15.0% 17.6% 10.2% 11.6% 13.0% 14.3% 15.7% 20.0% 25.0% 10.4% 11.8% 13.3% 14.7% 16.1% 25.0% 33.3% 10.6% 12.1% 13.6% 15.1% 16.6% Capital Structures Net Debt/ Net Debt/ Est. Cost WACC at Various Unlevered Beta and Capital Structures Capitalization Equity 0.550 0.725 0.900 1.075 1.250 0.0% 0.0% 7.00% 9.8% 11.0% 12.3% 13.5% 14.8% 5.0% 5.3% 7.25% 9.6% 10.9% 12.1% 13.3% 14.5% 10.0% 11.1% 7.50% 9.5% 10.7% 11.9% 13.1% 14.3% 15.0% 17.6% 7.75% 9.4% 10.6% 11.7% 12.9% 14.1% 20.0% 25.0% 8.00% 9.3% 10.4% 11.6% 12.7% 13.9% 25.0% 33.3% 8.25% 9.2% 10.3% 11.4% 12.6% 13.7% of Debt Average

25 Valuation Analysis Leveraged Buyout Analysis – Base Case (Dollars in Millions) ____________________ (1) EBITDA figures are post non-cash stock compensation and FAS 123 expense. (2) PF 2006 based on projected LTM EBITDA as of 3/31/07 of $243 million according to Consortium materials presented to the Special Committee and its advisors in December 2006; EBITDA for credit purposes is pre non-cash stock compensation and FAS 123 expense. Enterprise Value and Multiple Analysis Sources and Uses Offer Price Per Share $60.50 Sources Premium to Unaffected Price ($49.15) 23% Equity Value $3,336 Lvg. (2) $ % Enterprise Value (Excl. Fees) 3,741 Existing Cash $125 3% Bank Debt 1.6x 395 10% Value (1) Multiple Senior Notes 1.2 282 7% EV / 2006 EBITDA $211 17.7x Senior Sub Notes 1.4 329 8% EV / Est. LTM 3/31/07 EBITDA 236 15.9 Sn. Unscrd. PIK Toggle Nts. 1.9 470 11% EV / 2007 EBITDA 272 13.7 Rollover Debt 0.9 224 5% EV / 2008 EBITDA 333 11.2 Rollover Equity 116 3% Sponsor Equity 2,171 53% 7.0x $4,111 100% Credit Statistics Uses PF Year 3 Year 5 2006 2009 2011 $ % Purchase of Equity $3,336 81% EBITDA (2) $242 $442 $606 Refinance Existing Debt 244 6% EBITDA / Interest 2.0x 3.7x 5.8x Rollover Debt 224 5% Excess Cash to Fund Capex/Acq 162 4% Total Debt / EBITDA 7.0x 4.3x 3.0x Fees 145 4% Bank Debt / EBITDA 1.6 1.0 0.3 $4,111 100% Cum. Bank Debt Paydown 0.0% (11.0%) 46.6% Returns on Equity (1) Borrowing Rates Exit Multiple Bank Debt L+3.00% %-Year Returns (EV / EBITDA) Senior Notes 9.00% to Sponsor (2011) 10.0x 11.0x 12.0x Senior Sub Notes 10.75% Senior Unsecured PIK Toggle Notes 9.75% IRR 13% 16% 19% Rollover Debt 7.86% Payback 1.8x 2.1x 2.4x Total Uses Total Sources

26 Valuation Analysis Leveraged Buyout Analysis –Acquisitions Case (Dollars in Millions) ____________________ (1) EBITDA figures are post non-cash stock compensation and FAS 123 expense. (2) PF 2006 based on projected LTM EBITDA as of 3/31/07 of $243 million according to Consortium materials presented to the Special Committee and its advisors in December 2006; EBITDA for credit purposes is pre non-cash stock compensation and FAS 123 expense. Enterprise Value and Multiple Analysis Sources and Uses Offer Price Per Share $60.50 Sources Premium to Unaffected Price ($49.15) 23% Equity Value $3,336 Lvg.(2) $ % Enterprise Value (Excl. Fees) 3,741 Existing Cash $125 3% Bank Debt 1.6x 395 10% Value (1) Multiple Senior Notes 1.2 282 7% EV / 2006 EBITDA $211 17.7x Senior Sub Notes 1.4 329 8% EV / Est. LTM 3/31/07 EBITDA 236 15.9 Sn. Unscrd. PIK Toggle Nts. 1.9 470 11% EV / 2007 EBITDA 310 12.1 Rollover Debt 0.9 224 5% EV / 2008 EBITDA 406 9.2 Rollover Equity 116 3% Sponsor Equity 2,171 53% 7.0x $4,111 100% Credit Statistics Uses PF Year 3 Year 5 2006 2009 2011 $ % Purchase of Equity $3,336 81% EBITDA (2) $242 $560 $809 Refinance Existing Debt 244 6% EBITDA / Interest 1.9x 3.7x 5.4x Rollover Debt 224 5% Excess Cash to Fund Capex/Acq 162 4% Total Debt / EBITDA 7.0x 4.2x 2.9x Fees 145 4% Bank Debt / EBITDA 1.6 1.6 0.9 $4,111 100% Cum. Bank Debt Paydown 0.0% (122.6%) (82.5%) Returns on Equity (1) Borrowing Rates Exit Multiple Bank Debt L+3.00% %-Year Returns (EV / EBITDA) Senior Notes 9.00% to Sponsor (2011) 10.0x 11.0x 12.0x Senior Sub Notes 10.75% Senior Unsecured PIK Toggle Notes 9.75% IRR 20% 23% 26% Rollover Debt 7.86% Payback 2.5x 2.8x 3.2x Total Uses Total Sources

27 Disclaimers Merrill Lynch prohibits (a) employees from, directly or indirectly, offering a favorable research rating or specific price target, or offering to change such rating or price target, as consideration or inducement for the receipt of business or for compensation, and (b) Research Analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investor clients. This proposal is confidential, for your private use only, and may not be shared with others (other than your advisors) without Merrill Lynch's written permission, except that you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the proposal and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and tax structure. For purposes of the preceding sentence, tax refers to U.S. federal and state tax. This proposal is for discussion purposes only. Merrill Lynch is not an expert on, and does not render opinions regarding, legal, accounting, regulatory or tax matters. You should consult with your advisors concerning these matters before undertaking the proposed transaction.